                                                                    EXHIBIT 10.3


                              SEPARATION AGREEMENT

     This Separation Agreement ("Agreement") is entered into as of July 30, 2002, by and among JCC Holding Company, a Delaware corporation (the "Company"), Harrah's Operating Company, Inc., a Delaware corporation ("Parent") and Paul D. Debban, an individual (the "Executive").

                                    RECITALS

     WHEREAS, the Company, Parent and Satchmo Acquisition, Inc., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Parent, have entered into an Agreement and Plan of Merger dated as of the date of this Agreement (as such agreement may hereafter be amended, the "Merger Agreement") whereby, among other things, the Company will become a wholly-owned subsidiary of Parent;

     WHEREAS, pursuant to the Merger Agreement, each share of outstanding common stock of the Company will be converted into the right to receive a cash amount equal to $10.54 (the "Merger Consideration");

     WHEREAS, the Executive currently serves as President and Chairman of the Company and President of Jazz Casino Company, LLC, a wholly owned subsidiary of the Company (collectively, the "Executive's Positions"), pursuant to an Employment Agreement dated as of March 27, 2002 (the "Employment Agreement");

     WHEREAS, the Executive is a party to that certain proceeding pending in the Court of Chancery of the State of Delaware, Harrah's Entertainment, Inc., et al.
v. Paul Debban, et al. Case No. 19569 (the "Delaware Litigation");

     WHEREAS, the Parent has agreed to use its best efforts to cause the Delaware Litigation to be dismissed within 5 business days following the consummation of the transactions contemplated by the Merger Agreement (the "Closing");

     WHEREAS, the Company and the Executive have determined that it is in their mutual best interest to terminate the Executive's employment relationship with the Company effective upon Closing; and

     WHEREAS the parties desire to resolve fully any existing disputes and to avoid any future disputes between them;

     IT IS HEREBY AGREED as follows:

1.  Resignation.

     (a) Effective immediately upon the Closing, the Executive hereby voluntarily agrees to resign from the Executive's Positions, and from all positions he holds as an employee of the Company or any of its subsidiaries or affiliates (hereinafter, together with their predecessors, collectively referred to as the "Company") and from all positions he holds as a member of the Board of Directors of the Company or any of its subsidiaries and all committees



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thereof. Upon the Closing, the Employment Agreement shall terminate and shall be of no further force or effect and no party thereto shall have any further duty or obligation.

     (b) From the date of this Agreement through the Closing, Executive shall not take any action which will result in the Company violating Section 5.1 of the Merger Agreement. In addition, Executive acknowledges and agrees that the only powers and duties of Executive as an employee of the Company are those which are specifically delegated to the Executive by the Board of Directors of the Company after the date of this Agreement, and as may be changed from time to time, and that Executive shall only take such actions as President of the Company and President of Jazz Casino Company, LLC which are specifically permitted and delegated by the Board of Directors of the Company.

     (c) From the date of this Agreement through the Closing, and except as set forth in this Agreement, Executive shall not be entitled to any compensation for providing services to the Company (and its subsidiaries) as an employee, including, but not limited to, cash salary payments and stock options. Any compensation received by Executive in violation of this Section 1(c) shall reduce the Severance Benefit, set forth in Section 3(b) below, by the amount of such compensation. Notwithstanding the foregoing, this Section 1(c) shall not apply in the event the Merger Agreement is terminated prior to Closing.

 2.  Cancellation and Cashout of Stock Options.

     The Executive and the Company agree that the Executive holds an option to purchase 309,531 shares of the Common Stock of the Company ("Company Common Stock") at an exercise price of $3.20 per share of Company Common Stock (the "Option") and that the Option is the only option, security or right held by the Executive which could require the Company to issue additional shares of capital stock of the Company. In addition, Executive specifically releases the Company from any obligation whatsoever under the Employment Agreement or any other agreement or understanding between the Company and the Executive including, without limitation, the obligation to provide additional compensation or options to purchase Company Common Stock. The Executive has not assigned, transferred or otherwise disposed of, and agrees not to assign, transfer or dispose of, any portion of the Option. Immediately upon the Closing, the Option shall be cancelled and, in exchange therefor, the Executive shall be entitled to receive, in consideration of the cancellation of the Option and in settlement therefore, a payment in cash, subject to any applicable withholding or other taxes required by applicable law to be withheld and subject to the Executive's delivering and not revoking the release provided for in Section 5, below (the "Release"), of an amount equal to the product of (a) 309,531 and (b) the excess of the Merger Consideration over $3.20 (such amount payable hereunder being referred to as the "Option Payment"). The Executive agrees that the Option Payment is adequate consideration for the cancellation of the Option. The Option Payment shall be made in cash to the Executive on the eighth day following the Executive's delivery of the Release to the Company, in either event provided that the Executive shall not have revoked the Release by such date. Notwithstanding the foregoing, this Section 2 shall not apply in the event the Merger Agreement is terminated prior to Closing.





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3.   Profit Sharing and Medical Plan Benefits.

     (a) Upon the termination of the Executive's employment with the Company, the Executive shall be entitled to receive his vested and accrued benefits under the Jazz Casino Co. Savings and Retirement Plan and to elect to continue his coverage under the Company's medical benefit plans, at his expense, pursuant to the terms of such plans and the requirements of applicable law.

     (b) Provided that the Executive shall not have revoked the Release, and subject to the provisions of Sections 1(c), 4(d) and 7, the Company shall pay the Executive a total severance benefit of $200,000, subject to any applicable withholding or other taxes required by applicable law to be withheld (the "Severance Benefit") on the date that the Option Payment is made to the Executive.

4.   The Executive's Covenants.

     (a) Upon termination of Executive's employment with the Company, the Executive shall immediately return to the Company all Company property in his possession, including without limitation, keys, credit cards, telephone calling cards, manuals, books, notebooks, financial statements, computers, computer software, printers, cellular and portable telephone equipment, reports and other documents.

     (b) The Executive agrees that after the termination of his employment with the Company, he shall not seek future employment at the Company.

     (c)

          (i) The Executive's position with the Company has resulted in his exposure and access to confidential and proprietary information which he did not have access to prior to holding the position, which information is of great value to the Company and the disclosure of which by him, directly or indirectly, would be irreparably injurious and detrimental to the Company. The Executive shall not at any time after the date of this Agreement, make available, either directly or indirectly, to any competitor or potential competitor of the Company or any of its subsidiaries, or their affiliates or divulge, disclose, communicate to any firm, corporation or other business entity in any manner whatsoever, any confidential or proprietary information covered or contemplated by this Agreement, unless expressly authorized to do so by the Company in writing.

          (ii) For the purpose of this Agreement, "Confidential Information" shall mean all information of the Company, its parent, subsidiaries and affiliates and the Parent, its subsidiaries and affiliates relating to or useful in connection with the business of the Company, its parent, subsidiaries and affiliates, whether or not a "trade secret" within the meaning of applicable law, which at the time of the Executive's initial employment was not generally known to the general public and which has been or is from time to time disclosed to or developed by the Executive as a result of his employment with the Company. Confidential Information includes, but is not limited to: the Company's product development and marketing programs, data, future plans, formula, food and beverage procedures, recipes, finances, financial management systems, player identification systems (Total Gold Card), pricing systems, client and customer lists, organizational charts, salary and benefit programs, training programs, computer software, business records, files, drawings, prints, prototyping models, letters, notes, notebooks (including notebooks containing customer information), reports, and copies thereof, whether prepared by him or others, and any other information or documents which the Executive is or was told or reasonably ought to know that the Company regards as confidential.

         (iii) Upon termination of Executive's employment with the Company, the Executive shall immediately return to the Company all Confidential Information, including but not limited to, documents, customer lists, notebooks (including notebooks containing customer information) reports, correspondences, computer printouts, work papers, files, computer lists, telephone and address books, rolodex cards, computer tapes, disks, and any and all records in his possession (and all copies thereof) containing any such confidential information created in whole or in part by the Executive within the scope of his employment, even if the items do not contain Confidential Information.


     (d) In recognition of the facts that irreparable injury will result to the Company in the event of a breach by the Executive of his obligations under subsections (a) through (d) of this Section 4, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor, the Executive acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by the Executive. In addition, in the event of any such breach by the Executive, the Company shall not be required to pay the Executive any portion of the Severance Benefit which has not yet been paid to the Executive and the Executive shall be required to repay to the Company any portion of the Severance Benefit which has previously been paid to the Executive.

5.   Delaware Litigation.

     Parent agrees to use its best efforts cause the claims against the Executive in the Delaware Litigation to be dismissed within 5 business days following the Closing.





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6.   The Release.

     The Executive agrees that immediately after the Closing and the termination of the Executive's employment with the Company, the Executive shall sign and deliver to the Company and Parent a general release in the form attached as Exhibit "A."

7.   Nondisparagement.

     Executive, Parent and the Company agree not to make any public statement disparaging each other and Executive agrees not to make any public statement disparaging the products, services, business practices, business strategies or other activities of the Parent and its affiliates and subsidiaries or the Company. Executive understands and agrees that his agreement contained in the immediately preceding sentence is a material term of this Agreement, and that in the event of a breach of such agreement by Executive, the Company shall not be required to pay the Executive any portion of the Severance Benefit which has not yet been paid to the Executive and the Executive shall be required to repay to the Company any portion of the Severance Benefit which has previously been paid to the Executive.

8.   Indemnification.

     Executive agrees to indemnify, save and hold the Company and Parent and each of their respective stockholders, officers, directors, employees, affiliates, subsidiaries and attorneys and any of the foregoing person's agents or other representatives (the "Indemnities") harmless from and against any and all actions, causes of actions, suits, claims, losses, costs, fees, liabilities and damages, and expenses in connection therewith, incurred by the Indemnities as a result of, or arising out of, or relating or incident to:

               (a) any third party allegations related to the provisions of this Agreement, the Employment Agreement or that the granting by the Company of the Option or the payment of the Option Payment was improper; and

               (b) any action or inaction taken by Executive after the date of this Agreement and prior to the Closing, except for actions or inactions taken or not taken by the Executive at the direction of a majority of the Board of Directors of the Company.

9.   Miscellaneous Provisions.

     (a) Nothing contained in this Agreement shall be construed in any way as an admission by the Company, Parent or by the Executive that either of them has acted wrongfully with respect to the other or with respect to any other person, and each party specifically disclaims any liability to, or wrongful acts against, the other or any other person, on the part of themselves or their representatives, partners, associates, employees or agents.



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

     (b) This Agreement will bind and inure to the benefit of Executive, Parent and the Company and their respective heirs, executors, administrators, successors, and assigns.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (d) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive: at the Executive's most recent address on the records of the Company,

          If to the Company:

          JCC Holding Company
          One Canal Place
          365 Canal Street, Suite 900
          New Orleans, Louisiana 70130
          Attn:  General Counsel

          If to Parent:

          Harrah's Operating Company, Inc.
          One Harrah's Court
          Las Vegas, Nevada 89119
          Attn:  General Counsel

          or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (f) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto.

     (g) This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.



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




     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


    /s/ Paul D. Debban
----------------------------------
PAUL D. DEBBAN



JCC HOLDING COMPANY,
a Delaware corporation


By: /s/ Camille Fowler
   -------------------------------
Name:
     -----------------------------
Its:
    ------------------------------


HARRAH'S OPERATING COMPANY, INC.,
a Delaware corporation


By: /s/ Charles L. Atwood
   -------------------------------
Name: Charles L. Atwood
     -----------------------------
Its:  Senior VP, CFO and Treasurer
    ------------------------------

                                   EXHIBIT "A"

                                 GENERAL RELEASE

     For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharges JCC Holding Company and all of its subsidiaries and Harrah's Operating Company, Inc. and all of its subsidiaries, and each of their partners, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them (collectively, the "Releasees"), or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys' fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination from employment of the undersigned by the Releasees, or any of them; any claim for benefits under the Employment Agreement between the undersigned and JCC Holding Company dated as of March 27, 2002 (the "Employment Agreement"); any claims for options to purchase Company securities, capital stock of the Company, or other compensation, under the Employment Agreement, or otherwise; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on the Releasees' right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.

     THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

     IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

          (A) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

          (B) HE HAS TWENTY-ONE (21) DAYS FROM THE EXECUTION OF THE AGREEMENT TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

          (C) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

          The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have, under the Employment Agreement or otherwise, against the Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys' fees incurred by the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

          The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys' fees incurred by the Releasees in defending or otherwise responding to said suit or Claim.

          IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of _______ 200_.



                                        ----------------------------------------
                                        PAUL D. DEBBAN